EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of XTribe P.L.C.

We consent to the incorporation by reference in the Form S-1 of XTribe P.L.C. as to our report dated March 20, 2017, with respect to the Balance Sheet of XTribe P.L.C. as of December 31, 2016 and 2015 and the related Statements of Operations, Statement of Comprehensive Loss, Statement of Changes in Shareholders’ Deficit and Statement of Cash Flows for the years then ended.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania
April 20 , 2017